                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WESTPORT RESOURCES CORPORATION
                (Name of Registrant As Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                          ----------------

         (2)      Aggregate number of securities to which transaction applies:

                  ------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $
                                    -----------
         (4)      Proposed maximum aggregate value of transaction: $
                                                                    ------------
         (5)      Total fee paid: $
                                   -----------
[ ]      Fee paid previously with preliminary materials: $
                                                          -----------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  $
                                            ------------------
         (2)      Form, Schedule or Registration Statement No.:
                                                               -----------------
         (3)      Filing Party:
                               -------------------------------------------------
         (4)      Date Filed:
                             ----------------------------------------

                      [WESTPORT RESOURCES CORPORATION LOGO]
                         WESTPORT RESOURCES CORPORATION

                                Denver, Colorado

                NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                         to be held Monday, May 20, 2002

To the Stockholders:

         The 2002 Annual Meeting of Stockholders, or the Annual Meeting, of Westport Resources Corporation, a Nevada corporation, also referred to herein as the Company, will be held on Monday, May 20, 2002, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202, for the following purposes:

         (1) To elect four directors to serve until the 2005 Annual Meeting of Stockholders and one director to serve until the 2003 Annual Meeting of Stockholders;

         (2) To ratify the selection of KPMG LLP as independent public accountant of the Company for the fiscal year ending December 31, 2002; and

         (3) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

         We have fixed the close of business on April 18, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

         We invite you to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR CONVENIENCE.

                                   By Order of the Board of Directors

                                   /s/ HOWARD L. BOIGON
                                   ---------------------------------------------
                                   Howard L. Boigon
                                   Vice President, General Counsel and Secretary

April 19, 2002

                      [WESTPORT RESOURCES CORPORATION LOGO]

                         WESTPORT RESOURCES CORPORATION

                       410 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 573-5404



                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MONDAY, MAY 20, 2002



                     SOLICITATION AND REVOCATION OF PROXIES

     The Board of Directors of Westport Resources Corporation, a Nevada corporation, also referred to as Westport or the Company, is soliciting the enclosed proxy for use at the 2002 Annual Meeting of Stockholders, also referred to as the Annual Meeting, to be held on Monday, May 20, 2002, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202 or at any adjournment(s) thereof. The Board of Directors will conduct the solicitation of proxies primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of Westport common stock. The Company will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 23, 2002.

     A stockholder may revoke the enclosed proxy, even though executed and returned, at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy bearing a later date than the preceding proxy, (b) by written notice of revocation to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.


                       OUTSTANDING STOCK AND VOTING RIGHTS

     At the close of business on April 18, 2002, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 52,096,227 shares of Westport common stock, including 36,550 shares of Westport common stock that are subject to restricted stock agreements as described below. Westport common stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Westport common stock.

     As of April 18, 2002, an aggregate of 36,550 of the outstanding shares of Westport common stock were issued as restricted stock awards pursuant to the Company's 2000 Stock Incentive Plan. During the period in which such shares are restricted, the holders of those shares have none of the rights of a stockholder with respect to such shares, including the right to vote the shares.

     In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present in person or by proxy. Abstentions and "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present.

     We are mailing the Company's annual report to stockholders for the year ended December 31, 2001, including its annual report on Form 10-K, along with this proxy statement to all stockholders entitled to vote at the Annual Meeting. The annual report (including the Company's annual report on Form 10-K included in the report) does not constitute a part of the proxy soliciting material.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors, divided into Classes 1, 2 and 3, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Stockholders in 2002, 2003 and 2004.

     The nominees for election at the Annual Meeting are (i) Laurence D. Belfer, James M. Funk, Peter R. Hearl and William F. Wallace as Class 1 directors, and
(ii) Robert A. Haas as a Class 2 director. The nominees to Class 1 are to be elected for a three-year term expiring on the date of the Company's Annual Meeting of Stockholders in 2005, and thereafter until their respective successors are duly elected and qualified. The nominee to Class 2 is to be elected for a one-year term expiring on the date of the Company's Annual Meeting of Stockholders in 2003 or until his successor has been duly elected and qualified. Each of the nominees for director currently serves as a director of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     A plurality of the votes of the holders of Westport common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, abstentions and broker non-votes would have no effect on the election of directors. Stockholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Each of the nominees has consented to be named in this proxy statement and to serve on the Board of Directors if elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as the Board of Directors may nominate.

     The following tables set forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of the
Company:

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                  PRINCIPAL OCCUPATION AND
          CLASS 1 NOMINEES                              DIRECTORSHIPS                     DIRECTOR SINCE       AGE
          ----------------                              -------------                     --------------       ---
Laurence D. Belfer                    Director of Belco Oil & Gas Corp. from 1996 to     August 2001           35
                                      August 2001; Vice Chairman of Belco from 1999 to
                                      August 2001; President of Belco from 1997 to
                                      1999; Chief Operating Officer of Belco from 1995
                                      to 1997; Vice President of Belco from 1992 to
                                      1995

James M. Funk                         President of Equitable Production Company since    April 2000            52
                                      June 2000

William F. Wallace(1)(2)              Director of Input/Output, Inc. and Khanty          April 2000            62
                                      Mansiysk Oil Corp.; Director of Westport Oil and
                                      Gas Company, Inc. from 1996 to April 2000

Peter R. Hearl (1)(2)                 Executive Vice President and Chief People          July 2000             50
                                      Officer of Tricon Global Restaurants (formerly
                                      PepsiCo Restaurants)



                                                  PRINCIPAL OCCUPATION AND
          CLASS 2 NOMINEE                               DIRECTORSHIPS                     DIRECTOR SINCE       AGE
          ---------------                         ------------------------                --------------       ---
Robert A. Haas                        Partner, Dr. Richard J. Haas Partners, London;     November 2001         49
                                      Director of Westport Investments Limited



                                                    CONTINUING DIRECTORS
                                                  PRINCIPAL OCCUPATION AND
         CLASS 2 DIRECTORS                              DIRECTORSHIPS                     DIRECTOR SINCE       AGE
         -----------------                        ------------------------                --------------       ---
David L. Porges                       Executive Vice President and Chief Financial       April 2000            44
                                      Officer of Equitable Resources, Inc.

Donald D. Wolf                        Chairman and Chief Executive Officer of Westport   April 2000            58
                                      Resources Corporation since April 2000;
                                      Chairman, Executive Officer and Director of
                                      Westport Oil and Gas Company, Inc. from June
                                      1996 to April 2000; Director of MarkWest
                                      Hydrocarbon, Inc. and Aspect Resources LLC


                                                  PRINCIPAL OCCUPATION AND
         CLASS 3 DIRECTORS                              DIRECTORSHIPS                     DIRECTOR SINCE       AGE
         -----------------                        ------------------------                --------------       ---
Robert A. Belfer                      Chairman, Chief Executive Officer and Director     August 2001           67
                                      of Belco Oil & Gas Corp. from 1996 to August
                                      2001; Director of Enron Corp.

Murry S. Gerber                       Chairman, President and Chief Executive Officer    April 2000            49
                                      of Equitable Resources, Inc.; Director of
                                      BlackRock, Inc.

Michael Russell                       Partner, Dr. Richard J. Haas Partners, London      April 2000            52



Randy Stein (1)(2)                    Self-employed tax and business consultant;         July 2000             48
                                      Director, Koala Corporation

----------

(1)  Member of the Audit Committee of the Board of Directors.

(2)  Member of the Compensation Committee of the Board of Directors.

     Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

     Mr. Funk was an independent consultant for J.M. Funk & Assoc., Inc. from February 1999 through June 2000. Prior to this, Mr. Funk worked for 23 years at Shell Oil, where he was President, Shell Continental Companies (January 1998 through January 1999), Vice President, Shell Offshore, Inc. and General Manager, Shelf E&P Business Unit (October 1991 through December 1997), and Chief Executive Officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997).

     Mr. Porges was a Managing Director for Bankers Trust Corporation, a financial services firm, from 1991 through July 1998.

     Mr. Gerber served as Chief Executive Officer of Coral Energy, a joint venture of Shell Oil, Tejas Gas and Shell Canada, from November 1995 through April 1998.

     Mr. Stein served as a Principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from November 1986 to June 30, 2000.

MERGER

     On August 21, 2001, Westport Resources Corporation, a Delaware corporation, also referred to in this proxy statement as Old Westport, completed its merger, or the Merger, with and into Belco Oil & Gas Corp., or Belco, with Belco surviving and changing its name to Westport Resources Corporation, or the Company. The Merger was accounted for as a purchase transaction for financial accounting purposes. Because former Old Westport stockholders owned a majority of the outstanding common stock of the Company immediately after the Merger, the Merger is accounted for as a reverse acquisition in which Old Westport is a purchaser of Belco.

    Old Westport was formed by the merger on April 7, 2000 of Westport Oil and Gas Company, Inc., which we refer to as Westport Oil and Gas, and Equitable Production (Gulf) Company, which we refer to as EPGC, an indirect, wholly-owned subsidiary of Equitable Resources, Inc. As a result of the merger, Westport Oil and Gas became a wholly-owned subsidiary of EPGC, which subsequently changed its name to Westport Resources Corporation, and the stockholders of Westport Oil and Gas became the majority stockholders of EPGC. The senior management team of Westport Oil and Gas became the management team for the combined company, complemented by certain key managers from EPGC.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently has eleven members. Pursuant to a shareholders agreement dated July 20, 2001, entered into in connection with the Merger, ERI Investments, Inc., or ERI, and Westport Energy LLC, or WELLC, have the right to nominate a total of three directors, one to each class, and a group of former Belco stockholders, or the Belfer Group, has a right to nominate a total of two directors, one director to Class 3 and one director to Class 1. The number of directors a party may nominate is reduced if such party's ownership of Westport common stock is reduced below certain thresholds. Of the current directors, Messrs. Porges, Gerber and Funk were nominated by ERI, Messrs. Haas, Russell and Wallace were nominated by WELLC and Messrs. L.D. Belfer and R.A. Belfer were nominated by the Belfer Group.

     The Board of Directors held seven meetings during 2001. Except as noted below, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the period that such director so served. Mr. R.A. Haas, who replaced Alex M. Cranberg effective November 28, 2001, was unable to attend the meeting of the Board of Directors held on that date, which was the last meeting of the Board of Directors held in 2001.

     The Board of Directors has the following standing committees:

     Audit Committee. The Audit Committee, which currently consists of Messrs. Stein, Hearl and Wallace, met five times during 2001. Each of these members qualifies as an "independent" director under Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Mr. Stein serves as Chairman of the Audit Committee. The Audit Committee is responsible for:

     o recommending the selection of the Company's independent public accountants;

     o reviewing and approving the scope of the Company's independent public accountants' audit activity and the extent of non-audit services;

     o reviewing with management and the independent public accountants the adequacy of the Company's basic accounting systems and the effectiveness of the Company's internal audit plan and activities;

     o reviewing the Company's financial statements with management and the independent public accountants and exercising general oversight of the Company's financial reporting process; and

     o reviewing the Company's litigation and other legal matters that may affect its financial condition and monitoring management's maintenance of systems to assure compliance with applicable law and the detection and reporting of violations, including in particular the areas of environmental, health and safety.

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A attached to this Proxy Statement.

     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Wallace, Stein and Hearl, met four times during 2001. Mr. Wallace is the Chairman of the Compensation Committee. The Compensation Committee is responsible for:

     o administering and granting awards under the Company's stock incentive plan;

     o reviewing the compensation of the Company's chief executive officer and recommendations of the Company's chief executive officer as to appropriate compensation for the Company's other executive officers and key personnel;

     o    examining periodically the Company's general compensation structure;
          and

     o supervising the Company's welfare and pension plans and compensation plans.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal year 2001, decisions with respect to the compensation of our executive officers and other employees were made by a Compensation Committee consisting of Messrs. Wallace, Stein and Alex M. Cranberg. Donald D. Wolf, Chairman of the Board, Chief Executive Officer and director of the Company, serves on the board of directors for Aspect Resources LLC, an affiliate of Aspect Management Corp., of which Mr. Cranberg is the President. Mr. Cranberg resigned from the Board of Directors and the Compensation Committee of the Company effective November 27, 2001. Mr. Robert A. Haas and Mr. Peter R. Hearl, respectively, replaced Mr. Cranberg on the Board of Directors and the Compensation Committee effective November 28, 2001.

     Except as set forth above, no other executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

BELCO

     Pursuant to Belco's 1996 Nonemployee Directors' Stock Option Plan, or the Directors' Plan, directors of Belco who were not officers or employees of Belco or any of its subsidiaries, also known as Non-Employee Directors, each received, as of the date of each annual meeting of the stockholders of Belco, a nonqualified stock option to purchase 6,000 shares of Belco common stock. Each option has an exercise price equal to the fair market value of the Belco common stock on the New York Stock Exchange, or the NYSE, on the date of grant. The exercise price may be paid in cash, in shares of Belco common stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share are proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by Belco. The aggregate number of shares of common stock that may be issued pursuant to the exercise of options granted under the Directors' Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of common stock. Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and may be purchased for this purpose.

     Options granted under the Directors' Plan have a maximum term of ten years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, upon the occurrence of a "Change of Control" as defined in the Directors' Plan while a Non-Employee Director is a member of the Board of Directors, or in the event that a Non-Employee Director's membership on Belco's board of directors terminates by reason of death or disability, each option then held by such Non-Employee Director is exercisable in full. As a result of the Merger, all of the options issued under the Directors' Plan became fully vested and exercisable notwithstanding any exercisability or vesting provisions.

     Pursuant to the Directors' Plan, on May 9, 2001, each of Daniel C. Arnold, Alan D. Berlin, Jack Saltz and Dr. Graham Allison, Belco directors prior to the Merger, were granted an option to purchase 6,000 shares of Belco common stock at an exercise price of $8.90 per share (the fair market value of the Belco common stock on the NYSE on such date). On August 21, 2001, the effective time of the Merger, the number of shares subject to these options and the exercise price per share were adjusted to reflect the reverse stock split in connection with the conversion of options to purchase Belco common stock into options to purchase Westport common stock, based on a 0.4125 conversion ratio. As a result, each option to purchase 6,000 shares of Belco common stock was converted into an option to purchase 2,475 shares of Westport common stock and became immediately vested and exercisable. Messrs. Arnold, Berlin and Saltz and Dr. Allison resigned as directors of Belco at the effective time of the Merger and each of their respective options to purchase 2,475 shares of Westport common stock lapsed on November 21, 2001.

     During 2001, each of Messrs. Arnold and Berlin and Dr. Allison received an annual retainer of $12,500 payable quarterly in arrears, and was reimbursed for expenses incurred in attending meetings of the Belco board of directors and committees thereof. Although the Directors' Plan was assumed in the Merger by the Company, the Company does not intend to make any future grants to any of the Company's directors under this plan.

WESTPORT

     Old Westport's directors who were neither employed by Old Westport nor affiliated with the principal stockholders of Old Westport, also referred to as outside directors, received a retainer of $10,000 per year for serving as members of the board of directors of Old Westport and could have elected to receive this amount in the form of shares of Old Westport common stock. In addition, each director received $2,000 per board meeting and $750 per committee meeting attended and was granted an annual stock option to purchase 4,500 shares of our common stock, which vested annually over two years. On May 18, 2001, each of Messrs. Cranberg, Hearl, Stein and Wallace were granted an option to purchase 4,500 shares of Old Westport's common stock at an exercise price of $31.07 per share (the fair market of Old Westport common stock on the NYSE on such date). On August 21, 2001, the effective time of the Merger, these options to purchase Old Westport common stock were converted into options to purchase the equivalent number of shares of common stock. After the Merger, our outside directors are compensated by an annual retainer fee of $20,000, plus fees of $2,000 per meeting attended in person and $1,000 per meeting attended by telephone, plus annual grants of options to purchase 4,500 shares of common stock of Westport granted at the time of each annual meeting of stockholders and vesting over two years. Fees are payable in cash or, at the election of each director, in common stock of Westport.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2002, regarding beneficial ownership of Westport common stock by (1) each person, or group of affiliated persons, known by Westport to own beneficially 5% or more of its outstanding common stock, (2) each of Westport's directors and executive officers and (3) all of Westport's executive officers and directors as a group. The number of shares of Westport common stock outstanding as of March 31, 2002 was 52,094,990 shares. The number of shares of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2002 was 2,930,000.

                                                       BENEFICIAL  OWNERSHIP(1)
             NAME OF BENEFICIAL OWNER                    SHARES      PERCENT
             ------------------------                  ----------  -----------
Westport Energy LLC(2)............................     35,508,652      68.2
  21 Glen Oaks Ave
  Summit, NJ 07901
ERI Investments, Inc.(3)..........................     35,508,652      68.2
  801 West Street, 2nd Floor
  Wilmington, Delaware 19804
Richard J. Haas(4)................................     35,508,652      68.2
Robert A. Haas**(4)...............................     35,508,652      68.2
Eugen von Liechtenstein(4)........................     35,508,652      68.2
Graham Garner(4)..................................     35,508,652      68.2
Robert A. Belfer**(5).............................     35,748,069      68.3
Renee E. Belfer(6)................................     35,517,036      68.2
Belfer Corp.(7)...................................     35,605,537      68.2
The Robert A. and Renee E. Belfer Family               35,508,652      68.2
Foundation(8).....................................
Trust for the Benefit of Elizabeth Kones Belfer        35,508,652      68.2
(T-6)(9)..........................................
Trust for the Benefit of Elizabeth Kones Belfer        35,508,652      68.2
(T-7)(10).........................................
Renee Holdings Partnership, L.P.(11)..............     35,583,179      68.2
A&B Investors, Inc.(12)...........................     35,573,863      68.2
Belwest Petroleum, Inc.(13).......................     35,508,652      68.2
LDB Corp.(14).....................................     35,508,652      68.2
Robert A. Belfer Family Trust(15).................     35,508,652      68.2
The Laurence D. Belfer Family Foundation(16)......     35,508,652      68.2
Vantz Limited Partnership(17).....................     35,508,652      68.2
Laurence D. Belfer**(18)..........................     35,508,652      68.2
Jack Saltz(19)....................................     35,536,599      68.2
Saltz Investment Group, LLC(20)...................     35,508,652      68.2
Jack and Anita Saltz Foundation(21)...............     35,508,652      68.2
Donald D. Wolf**(22)..............................        585,750       1.1
Barth E. Whitham**(23)............................        235,250         *
Lon McCain**(24)..................................         24,167         *
Grant W. Henderson**(25)..........................        187,476         *
Howard L. Boigon**(26)............................         20,834         *
Kenneth D. Anderson**(27).........................         16,096         *
Lynn S. Belcher**(28).............................         67,489         *
Brian K. Bess**(29)...............................         47,408         *
Robert R. McBride, Jr.**(30)......................         28,501         *
James M. Funk**(31)...............................          5,422         *
Murry S. Gerber**(32).............................     35,515,152      68.2
Peter R. Hearl**(33)..............................          5,302         *
David L. Porges**(34).............................     35,510,652      68.2
Michael Russell**.................................             --        --
Randy Stein**(35).................................          5,302         *
William F. Wallace**(36)..........................         18,170         *
Directors and executive officers as a group(37)...     37,003,736      69.3

----------

     *    Less than one percent.

     **   Director or Executive Officer of Westport.

     (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Westport common stock subject to options, warrants, convertible preferred stock and any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Westport common stock shown as beneficially owned by them.

     (2) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 14,238,001 shares of Westport common stock held by WELLC subject to the Second Amended and Restated Shareholders Agreement, dated as of July 20, 2001 (the "Shareholders Agreement"), between Westport, Belco, ERI, WELLC and the Belfer Group, as defined in footnote 5, and (ii) an aggregate of 21,270,651 shares of Westport common stock held by ERI and the Belfer Group of which WELLC may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. WELLC disclaims beneficial ownership of 21,270,651 shares of Westport common stock held by ERI and the Belfer Group subject to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited, a Bahamas corporation. All voting decisions with respect to the shares of Westport held by WELLC are made by the board of directors of Westport Investments Limited. No member of the board of directors of Westport Investments Limited, except Robert A. Haas, holds any position with Westport. Mr. Haas was appointed to serve as Westport's director effective November 28, 2001.

     (3) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement and (ii) an aggregate of 29,597,500 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement of which ERI may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. ERI disclaims beneficial ownership of 29,597,500 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement. ERI is an indirect, wholly-owned subsidiary of Equitable Resources, Inc. Murry
          S. Gerber, a director of Westport, is Chairman, President and Chief Executive Officer of Equitable Resources, Inc. David L. Porges, a director of Westport, is Executive Vice President and Chief Financial Officer of Equitable Resources, Inc. James M. Funk, a director of Westport, is President of Equitable Production Company, an indirect, wholly-owned subsidiary of Equitable Resources, Inc.

     (4) Includes (i) 14,238,001 shares of Westport common stock held by WELLC and (ii) an aggregate of 21,270,651 shares of Westport common stock held by ERI and the Belfer Group subject to the Shareholders Agreement, of which shares WELLC may be deemed to be the beneficial owner pursuant to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited. The board of directors of Westport Investments Limited consists of Dr. Richard J. Haas, Robert A. Haas, Eugen von Liechtenstein and Graham Garner, each of whom disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and the Belfer Group. The address of Dr. Haas and each of Messrs. Haas, von Liechtenstein and Garner is c/o Westport Resources Corporation, 410 Seventeenth Street, Suite 2300, Denver, Colorado 80202.

     (5) Based on a report on Form 5 filed with the SEC on February 12, 2002 by certain members of the Belfer Group and Westport's records. The Belfer Group is defined to include the following stockholders of Westport:
          Robert A. Belfer, Renee E. Belfer, Laurence D. Belfer, The Robert A. and Renee E. Belfer Foundation ("Belfer Foundation"), Belfer Corp. ("BC"), Belwest Petroleum, Inc. ("BPI"), A&B Investors, Inc. ("A&B"), Renee Holdings Partnership, L.P. ("Renee Holdings"), Trust for the benefit of Elizabeth Kones Belfer (T-6) ("T-6"), Trust for the benefit of Elizabeth Kones Belfer (T-7) ("T-7"), The Laurence D. Belfer Family Foundation (the "LDB Foundation"), LDB Corp. ("LDB"), Robert A. Belfer 1990 Family Trust (the "RAB Trust"), Vantz Limited Partnership ("Vantz LP"), Jack Saltz, Saltz Investment Group, LLC ("Saltz Investment") and Jack and Anita Saltz Foundation ("JAS Foundation"). This number includes (i) 2,404,597 shares of Westport common stock held by Robert
          A. Belfer subject to the Shareholders Agreement, (ii) 6,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Belfer, which are convertible into 2,794 shares of Westport common stock,
          (iii) an aggregate of 508,000 shares of Westport's

          6 1/2% convertible preferred stock held by BC, A&B and Renee Holdings, which are convertible into 236,623 shares of Westport common stock and of which Mr. Belfer may be deemed to have shared voting and dispositive powers, and (iv) an aggregate of 33,104,055 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Belfer may be deemed to share voting and dispositive powers with respect to an aggregate of 1,312,556 shares of Westport common stock held by BC, BPI, the Belfer Foundation, T-6 and Renee Holdings by virtue of his position as the sole executive officer and director of BC and BPI, Donor Trustee of Belfer Foundation, co-trustee of T-6 and general partner of Renee Holdings. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, BC, BPI, Belfer Foundation, T-6 and Renee Holdings. The aggregate number of shares of Westport's 6 1/2% convertible preferred stock, of which Mr. Belfer may be deemed to be the beneficial owner, represents approximately 17.5% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2002. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (6) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 1,157,309 shares of Westport common stock held by Ms. Belfer subject to the Shareholders Agreement, (ii) 18,000 shares of Westport's 6 1/2% convertible preferred stock held by Ms. Belfer, which are convertible into 8,384 shares of Westport common stock, and (iii) an aggregate of 34,351,343 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Ms. Belfer, subject to the Shareholders Agreement, with respect to which shares Ms. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Ms. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 415,342 shares of Westport common stock held by T-6 and T-7 due to her position as co-trustee of T-6 and sole trustee of T-7. Ms. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Ms. Belfer, T-6 and T-7. The address of Ms. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (7) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 348,673 shares of Westport common stock held by BC subject to the Shareholders Agreement, (ii) 208,000 shares of Westport's 6 1/2% convertible preferred stock held by BC, which are convertible into 96,885 shares of Westport common stock, and (iii) an aggregate of 35,159,979 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement, with respect to which shares BC may be deemed to have shared voting power pursuant to the Shareholders Agreement. BC disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement. The address of BC is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (8) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 263,793 shares of Westport common stock held by Belfer Foundation and (ii) an aggregate of 35,244,859 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Belfer Foundation, subject to the Shareholders Agreement, with respect to which shares Belfer Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. Belfer Foundation disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Belfer Foundation, subject to the Shareholders Agreement. The address of Belfer Foundation is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (9) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 207,671 shares of Westport common stock held by T-6 subject to the Shareholders Agreement and (ii) an aggregate of 35,300,981 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding T-6, subject to the Shareholders Agreement, with respect to which shares T-6 may be deemed to have shared voting power pursuant to the Shareholders Agreement. T-6 disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding T-6, subject to the Shareholders Agreement. The address of T-6 is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (10) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 207,671 shares of Westport common stock held by T-7 subject to the Shareholders Agreement and (ii) an aggregate of 35,300,981 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding T-7, subject to the Shareholders Agreement, with respect to which shares T-7 may be deemed to have shared voting power pursuant to the Shareholders Agreement. T-7 disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding T-7, subject to the Shareholders Agreement. The address of T-7 is c/o Renee E. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (11) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 492,283 shares of Westport common stock held by Renee Holdings subject to the Shareholders Agreement, (ii) 160,000 shares of Westport's 6 1/2% convertible preferred stock held by Renee Holdings, which are convertible into 74,527 shares of Westport common stock, and (iii) an aggregate of 35,016,369 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement, with respect to which shares Renee Holdings may be deemed to have shared voting power pursuant to the Shareholders Agreement. Renee Holdings disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement. The address of Renee Holdings is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (12) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 140,000 shares of Westport preferred stock held by A&B, which are convertible into 65,211 shares of Westport common stock and (ii) an aggregate of 35,508,652 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, with respect to which shares A&B may have shared voting power pursuant to the Shareholders Agreement. A&B disclaims beneficial ownership of 35,508,652 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement. The address of A&B is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (13) Based on a report on Form 5 filed with the SEC on February 12, 2002 and Westport's records. This number includes (i) 136 shares of Westport common stock held by BPI subject to the Shareholders Agreement and (ii) an aggregate of 35,508,516 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement, with respect to which shares BPI may be deemed to have shared voting power pursuant to the Shareholders Agreement. BPI disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement. The address of BPI is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (14) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes 112,552 shares of Westport common stock held by LDB subject to the Shareholders Agreement and (ii) an aggregate of 35,396,100 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement, with respect to which shares LDB may be deemed to have shared voting power pursuant to the Shareholders Agreement. LDB disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement. The address of LDB is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (15) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes 230,040 shares of Westport common stock held by the RAB Trust subject to the Shareholders Agreement and (ii) an aggregate of 35,278,612 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement, with respect to which shares the RAB Trust may be deemed to have shared voting power pursuant to the Shareholders Agreement. The RAB Trust disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement. The address of the RAB Trust is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (16) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes 5,077 shares of Westport common stock held by the LDB Foundation subject to the Shareholders Agreement and (ii) an aggregate of 35,503,575 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement, with respect to which shares the LDB Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. The LDB Foundation disclaims beneficial ownership of the shares held by WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement. The address of the LDB Foundation is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (17) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes 261,610 shares of Westport common stock held by Vantz LP subject to the Shareholders Agreement and (ii) an aggregate of 35,247,042 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement, with respect to which shares Vantz LP may be deemed to have shared voting power pursuant to the Shareholders Agreement. Vantz LP disclaims beneficial ownership of shares held by WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement. The address of Vantz LP is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (18) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001, Form 4 filed with the SEC on December 17, 2001 and Westport's records. This number includes (i) 823,031 shares of Westport common stock held by Laurence D. Belfer subject to the Shareholders Agreement and (ii) an aggregate of 34,685,621 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 609,279 shares of Westport common stock held by LDB, the RAB Trust, LDB Foundation and Vantz LP due to his position as the sole director and shareholder of LDB, the sole trustee of the RAB Trust, the sole trustee of the LDB Foundation and the sole member of Vantz LLC, the general partner of Vantz LP. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, LDB, RAB Trust, the LDB Foundation and Vantz LP. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (19) Includes (i) 6,187 shares of Westport common stock held by Mr. Saltz subject to the Shareholders Agreement, (ii) an aggregate of 35,502,465 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, subject to the Shareholders Agreement, with respect to which shares Mr. Saltz may be deemed to have shared voting power pursuant to the Shareholders Agreement, and
          (iii) 60,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Saltz, which are convertible into 27,947 shares of Westport common stock. Mr. Saltz disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, subject to the Shareholders Agreement. The address of Mr. Saltz is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (20) Includes (i) 776,829 shares of Westport common stock held by Saltz Investment subject to the Shareholders Agreement and (ii) an aggregate of 34,731,823 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement, with respect to which shares Saltz Investment may be deemed to have shared voting power pursuant to the Shareholders Agreement. Saltz Investment disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement. The address of Saltz Investment is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (21) Includes (i) 62,040 shares of Westport common stock held by JAS Foundation subject to the Shareholders Agreement and (ii) an aggregate of 35,446,612 shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding JAS Foundation, subject to the Shareholders Agreement, with respect to which shares JAS Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. JAS Foundation disclaims beneficial ownership of the shares of Westport common stock held by WELLC, ERI and members of the Belfer Group, excluding JAS Foundation, subject to the Shareholders Agreement. The address of JAS Foundation is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

     (22) Includes (i) 33,750 shares of Westport common stock held by Donald D. Wolf Family Limited Partnership, (ii) 2,000 shares of Westport common stock subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001, and (iii) options to purchase 550,000 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 449,044 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002. Mr. Wolf is the sole general partner of the Donald D. Wolf Family Limited Partnership.

     (23) Includes (i) 33,750 shares of Westport common stock held by Mr. Whitham, (ii) 1,500 shares of Westport common stock held by Mr. Whitham subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001, and (iii) options to purchase 200,000 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 185,498 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (24) Includes (i) 2,500 shares of Westport common stock held by Mr. McCain subject to restrictions pursuant to a restricted stock agreement dated April 9, 2001 and (ii) options to purchase 21,667 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 84,166 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (25) Includes (i) 54,862 shares of Westport common stock held by Mr. Henderson, (ii) 10,000 shares of Westport common stock held by Mr. Henderson subject to restrictions pursuant to a restricted stock agreement dated September 10, 2001, (iii) 2,000 shares of Westport's
          6 1/2% convertible preferred stock held by Mr. Henderson, which are convertible into 931 shares of Westport common stock and represent less than 1% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2002, and (iv) options to purchase 121,683 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2002. Excludes options to purchase 106,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (26) Includes (i) 2,500 shares of Westport common stock held by Mr. Boigon subject to restrictions pursuant to a restricted stock agreement dated April 3, 2001 and (ii) options to purchase 18,334 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 64,444 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (27) Includes (i) 500 shares of Westport common stock held by Mr. Anderson and (ii) options to purchase 15,596 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 29,311 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (28) Includes (i) 3,000 shares of Westport common stock held by Mr. Belcher, (ii) 600 shares of Westport common stock held by Mr. Belcher subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001, and (iii) options to purchase 63,889 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 69,599 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (29) Includes (i) 600 shares of Westport common stock held by Mr. Bess subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001 and (ii) options to purchase 46,808 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 65,100 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (30) Includes (i) 13,500 shares of Westport common stock held by Mr. McBride subject to restrictions pursuant to a restricted stock agreement dated January 11, 2001 and (ii) options to purchase 15,001 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 57,777 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (31) Includes (i) 922 shares of Westport common stock held by Mr. Funk and
          (ii) options to purchase 4,500 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2002.

     (32) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 6,500 shares of Westport common stock held by Mr. Gerber, (ii) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Gerber, and (iii) an aggregate of 21,597,500 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Gerber may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Gerber disclaims beneficial ownership of 35,508,652 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Gerber is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

     (33) Includes (i) 802 shares of Westport common stock held by Mr. Hearl and
          (ii) options to purchase 4,500 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 4,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (34) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 2,000 shares of Westport common stock held by Mr. Porges, (ii) 13,911,152 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Porges, and (iii) an aggregate of 21,597,500 shares of Westport common stock held by WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Porges may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Porges disclaims beneficial ownership of 35,508,652 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

     (35) Includes (i) 802 shares of Westport common stock held by Mr. Stein and
          (ii) options to purchase 4,500 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 4,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (36) Includes (i) 3,922 shares of Westport common stock held by Mr. Wallace and (ii) options to purchase 14,248 shares of Westport common stock exercisable within 60 days of March 31, 2002. Excludes options to purchase 2,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2002.

     (37) The directors and executive officers together hold (i) options to purchase 2,203,165 shares of Westport common stock, 1,080,726 of which are exercisable within 60 days of March 31, 2002, and (ii) 516,000 shares of Westport's 6 1/2% convertible preferred stock, which are convertible into 240,348 shares of Westport common stock within 60 days of March 31, 2002 and which represent approximately 17.6% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2002.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the executive officers and directors of Westport.

           NAME                  AGE           POSITION
-------------------------       ----  --------------------------
Donald D. Wolf...........        58   Chairman of the Board and Chief Executive Officer
Barth E. Whitham.........        45   President and Chief Operating Officer
Lon McCain...............        54   Vice President, Chief Financial Officer and
                                      Treasurer
Grant W. Henderson.......        43   Executive Vice President and General Manager --
                                      Southern Division
Kenneth D. Anderson......        59   Vice President -- Accounting
Lynn S. Belcher..........        48   Vice President and General Manager -- Northern
                                      Division
Brian K. Bess............        41   Vice President -- Engineering
Howard L. Boigon.........        55   Vice President, General Counsel and
                                      Secretary
Robert R. McBride, Jr. ..        46   Vice President and General Manager -- Gulf of
                                      Mexico Division
Laurence D. Belfer.......        35   Director
Robert A. Belfer.........        67   Director
James M. Funk............        52   Director
Murry S. Gerber..........        49   Director
Robert A. Haas...........        49   Director
Peter R. Hearl...........        50   Director
David L. Porges..........        44   Director
Michael Russell..........        52   Director
Randy Stein..............        48   Director
William F. Wallace.......        62   Director

     Donald D. Wolf has served as Chairman of the Board and Chief Executive Officer of Westport since August 2001. From April 2000 until August 2001, Mr. Wolf served as Chairman of the Board and Chief Executive Officer of Old Westport. Mr. Wolf joined Westport Oil and Gas in June 1996 as Chairman and Chief Executive Officer and has a diversified 35-year career in the oil and natural gas industry. In 1981, Mr. Wolf founded General Atlantic Energy Co., where he was Chairman and Chief Executive Officer when it successfully completed an initial public offering in 1993. General Atlantic subsequently merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as President and Chief Operating Officer. Prior to that time, Mr. Wolf held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977, he co-founded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. Mr. Wolf is a director of MarkWest Hydrocarbon, Inc. and Aspect Resources LLC.

     Barth E. Whitham has served as President and Chief Operating Officer of Westport since August 2001. From April 2000 until August 2001, Mr. Whitham served as President, Chief Operating Officer and Secretary of Old Westport. Mr. Whitham joined Westport Oil and Gas at its inception in 1991, where he held the positions of President and Chief Operating Officer until the merger with EPGC. Prior to joining Westport Oil and Gas, Mr. Whitham was Manager of Production Operations for the Caza companies. From 1979 to 1991, Mr. Whitham was associated with U.S. and Canadian oil and natural gas companies, including Pennzoil Exploration and Production Co. and Pembina Resources Ltd., where his experience included reservoir engineering, strategic planning, property evaluation and operations management.

     Lon McCain has served as Vice President and Chief Financial Officer of Westport since August 2001. From April 2001 until August 2001, Mr. McCain served as Vice President and Chief Financial Officer of Old Westport. Mr. McCain served as Senior Vice President and Principal for the eight years prior to joining Old Westport with Petrie Parkman & Co., where he was involved with the firm's capital market activities. Prior to joining Petrie Parkman, Mr. McCain had over 15 years experience as a senior financial executive in operating independent oil and natural gas companies. Mr. McCain has taught as an adjunct professor of finance since 1982 at the University of Denver's Graduate School of Business.

     Grant W. Henderson has served as Executive Vice President and General Manager -- Southern Division since August 2001. Prior to August 2001, Mr. Henderson served as President and Chief Operating Officer of Belco. He was named President effective March 1, 1999 and Chief Operating Officer effective May 2000. Prior to this, Mr. Henderson served as Senior Vice President -- Corporate Development of Belco. Mr. Henderson was formerly President and Chief Financial Officer of Coda Energy, Inc., or Coda. Mr. Henderson joined Coda in October 1993 as Executive Vice President and Chief Financial Officer. He was elected a director of Coda in 1995 and became President of Coda in February 1996. Mr. Henderson was previously employed by NationsBank (now Bank of America N.A.), beginning in 1981, last serving as Senior Vice President in its Energy Banking Group.

     Kenneth D. Anderson has served as Vice President -- Accounting since August 2001. From April 2000 until August 2001, Mr. Anderson served as Vice President -- Accounting of Old Westport. Mr. Anderson joined Westport Oil and Gas in September 1991 as Controller.

     Lynn S. Belcher has served as Vice President and General Manager -- Northern Division since August 2001. From June 2001 until August 2001, Mr. Belcher served as Vice President and General Manager -- Northern Unit of Old Westport. From April 2000 until June 2001, Mr. Belcher served as Vice President -- Business Development of Old Westport. Mr. Belcher joined Westport Oil and Gas in September 1996 as Vice President -- Land. Mr. Belcher served in this position until June 1998 when he was named Vice President -- Business Development. Mr. Belcher co-founded Focus Exploration, Inc. in 1985 and Peak Energy Co., in 1992. Mr. Belcher served as Vice President -- Land for Peak Energy Co. from June 1995 through September 1996.

     Brian K. Bess has served as Vice President -- Engineering since August 2001. From April 2000 until August 2001, Mr. Bess served as Vice President -- Engineering of Old Westport. Mr. Bess joined Westport Oil and Gas in May 1998 as Vice President -- Engineering. Prior to joining Westport Oil and Gas, Mr. Bess was the Acquisitions and Reservoir Manager for General Atlantic Resources/UMC Petroleum Corp. from February 1993 until May 1998.

     Howard L. Boigon has served as Vice President, General Counsel and Secretary since August 2001. From May 2001 until August 2001, Mr. Boigon served as Vice President, General Counsel and Secretary of Old Westport. Mr. Boigon served in the same positions and as a director of Basin Exploration, Inc. from 1992 until its merger with Stone Energy Corporation on February 1, 2001. Prior to joining Basin, Mr. Boigon was with the Denver law firm of Davis, Graham & Stubbs for 18 years, where he specialized in the practice of natural resources law.

     Robert R. McBride, Jr. has served as Vice President and General Manager -- Gulf of Mexico Division since August 2001. From June 2001 until August 2001, Mr. McBride served as Vice President -- General Manager -- Gulf of Mexico Unit of Old Westport. Mr. McBride joined Old Westport in February 2001 as Vice President and General Manager -- Gulf of Mexico. Prior to joining Old Westport, Mr. McBride was Vice President and Regional Manager of Cabot Oil & Gas Corporation from September 1999 to January 2001. From September 1997 to September 1999, Mr. McBride served as President and General Manager of Pennzoil Venezuela Corporation. Mr. McBride held various officer level positions with American Exploration Company from April 1992 to May 1997.

     Laurence D. Belfer has served as a Director of Westport since August 2001. Mr. Belfer was a director of Belco from 1996 until August 2001. Mr. Belfer joined Belco as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995, was named President in April 1997 and Vice Chairman in March 1999. He is a founder and Chairman of Harvest Management, Inc., a money management firm. Laurence D. Belfer is the son of Robert A. Belfer.

     Robert A. Belfer has served as a Director of Westport since August 2001. Mr. Belfer was a director of Belco from 1996 until August 2001. Mr. Belfer served as Chairman of the Board and Chief Executive Officer of Belco since March 1996. From March 1996 to April 1, 1997, Mr. Belfer was also President of Belco. Mr. Belfer joined Belco Petroleum Corporation, or BPC, in 1958 and became Executive Vice President in 1964, President in 1965 and Chairman of the Board in 1984. BPC went public in 1959 and merged with InterNorth, Inc. (now Enron Corp.) in 1983. Following the InterNorth merger, Mr. Belfer became Chief Operating Officer of BelNorth Petroleum Corp., a combination of oil and natural gas producing operations of BPC and InterNorth. He resigned from his position with

InterNorth in 1986 and pursued personal investments. In April 1992, Mr. Belfer founded Belco. Mr. Belfer also serves on the board of Enron Corp. Robert A. Belfer is Laurence D. Belfer's father.

     James M. Funk has served as a Director of Westport since August 2001. Mr. Funk was a director of Old Westport from April 2000 until August 2001. Mr. Funk joined Equitable Resources, Inc. as president, Equitable Production Company, in June 2000. Prior to joining Equitable Production Company, Mr. Funk was an independent consultant for J.M. Funk & Assoc., Inc. from February 1999 through June 2000. Prior to this, Mr. Funk worked for 23 years at Shell Oil, where he held positions of president, Shell Continental Companies (January 1998 through January 1999), vice president, Shell Offshore, Inc. and general manager, Shelf E&P Business Unit (October 1991 through December 1997), and chief executive officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997). Mr. Funk is a certified petroleum geologist.

     Murry S. Gerber has served as a Director of Westport since August 2001. Mr. Gerber was a director of Old Westport from April 2000 until August 2001. Mr. Gerber is chairman, president and chief executive officer of Equitable Resources, Inc. where he has served since June 1998. Prior to joining Equitable Resources, Inc., Mr. Gerber served as chief executive officer of Coral Energy, a joint venture of Shell Oil, Tejas Gas and Shell Canada from November 1995 through April 1998. Mr. Gerber also serves on the board of BlackRock, Inc.

     Robert A. Haas LLB is the son of the senior partner of Dr. Richard J. Haas Partners, Trust Lawyers in London. He has been a partner in the firm for 17 years and for the last 10 years has been responsible for overseeing the strategy and global activities of a major European family group. Mr. Haas is responsible for banking relationships with large European banks that manage clients' assets worldwide and also reports to clients on their real estate, private equity and philanthropic activities. Mr. Haas is a past member of the Controlling Board of Amro Bank und Finanz, Switzerland. Mr. Haas was a director of Westport Oil and Gas and is a director of the investment vehicle which controls a major stake in Westport.

     Peter R. Hearl has served as a Director of Westport since August 2001. Mr. Hearl was a director of Old Westport from July 2000 until August 2001. Mr. Hearl is executive vice president and chief people officer of Tricon Global Restaurants. Mr. Hearl joined Tricon (formerly PepsiCo Restaurants) in 1991. During his tenure with Tricon, he has lived and worked in Australia, the United Kingdom, Hong Kong and the United States and has served in a variety of senior management and executive positions with responsibilities in Europe, Asia Pacific, the Middle East, Africa, North America and Latin America. Mr. Hearl serves on Tricon's Partners Council and is Tricon's senior representative for joint venture businesses in Poland. Prior to joining Tricon, Mr. Hearl worked for Exxon in Australia and the United States in a variety of downstream strategic planning, marketing, operational and senior management positions.

     David L. Porges has served as a Director of Westport since August 2001. Mr. Porges was a director of Old Westport from April 2000 until August 2001. Mr. Porges is executive vice president and chief financial officer of Equitable Resources, Inc. Mr. Porges joined Equitable Resources, Inc. in July 1998. Prior to joining Equitable Resources, Inc., Mr. Porges was a managing director for Bankers Trust Corporation, a financial services firm, from 1991 through July 1998. He has been involved in the oil and natural gas business, and financial services supporting that business, for more than 20 years.

     Michael Russell has served as a Director of Westport since August 2001. Mr. Russell was a director of Old Westport from April 2000 until August 2001. Mr. Russell is a partner of Dr. Richard J. Haas Partners, London, the Trust Lawyers who are responsible worldwide for overseeing the affairs of the founder of Westport Oil and Gas and a major stockholder of Westport. He was a director of Westport Oil and Gas and served as its president from its inception through June 1996. He has been involved in the U.S. oil and natural gas industry for the past 20 years. Mr. Russell has worked for Dr. Richard J. Haas Partners for the past 24 years. Together with senior partner Dr. Richard J. Haas, he was responsible for starting in 1981 the original U.S. oil and natural gas operations that led to the formation of Westport Oil and Gas. Mr. Russell was called to the bar at Lincoln's Inn, London.

     Randy Stein has served as a Director of Westport since August 2001. Mr. Stein was a director of Old Westport from July 2000 until August 2001. Since July 1, 2000, Mr. Stein has been a self-employed tax and business consultant. From November 1986 to June 30, 2000, Mr. Stein served as a principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, where he was in charge of the Denver tax practice with responsibility for client service, business development and other operational affairs. Mr. Stein has over 25 years of experience in the energy industry providing accounting and tax consulting, and has been involved in numerous mergers, acquisitions and initial public offerings. Mr. Stein also serves as a director of Koala Corporation.

     William F. Wallace has served as a Director of Westport since August 2001. Mr. Wallace was a director of Old Westport from April 2000 until August 2001. Mr. Wallace was a director of Westport Oil and Gas prior to its merger with EPGC. He also serves on the board of directors of Input/Output, Inc. and the Khanty Mansiysk Oil Corp. Mr. Wallace was vice chairman of Barrett Resources from August 1995 through March 1996. He served as president, chief operating officer and director of Plains Petroleum Co. from September 1994 to August 1995. Prior to joining Plains Petroleum in 1994, Mr. Wallace spent 23 years with Texaco Inc., including six years as vice president of exploration for Texaco USA and as regional vice president of Texaco's Eastern Region.

EMPLOYMENT AGREEMENTS

     We are party to employment agreements entered into by Old Westport on May 8, 2000 with each of Donald D. Wolf and Barth E. Whitham, pursuant to which Messrs. Wolf and Whitham serve as Westport's Chairman and Chief Executive Officer and its President and Chief Operating Officer, respectively. The initial term of each employment agreement extends through May 31, 2003. During 2001, Mr. Wolf and Mr. Whitham received a salary of $357,000 and $247,000, respectively. The agreements provide that if any payments or distributions to Mr. Wolf or Mr. Whitham by us or any of our affiliates are subject to Section 4999 of the Code, we are required to compensate such person for the amount of any excise tax imposed pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event of a change of control of us.

     The employment agreements also provide for severance payments to Mr. Wolf and Mr. Whitham if we terminate such person's employment other than for cause or if such person's employment is terminated upon a change of control of us. In such case, we must pay accrued base salary and business expenses incurred as of the date of termination, an amount equal to three times the individual's then applicable base salary and three times the average of the bonus he received for the last three years. The employment agreements also include a non-competition provision for one year if the individual voluntarily terminates his employment and a non-solicitation provision for one year following the termination of such person's employment.

RETENTION AGREEMENTS

     Following the Merger, we entered into retention agreements with our executive officers. The retention agreements set forth the terms and conditions of the officers' compensation in the event of termination of their employment following a change in control, as defined in the agreements, within five years of the date of such retention agreements. Each agreement automatically expires if a change in control has not occurred within the five-year period, and may be renewed for successive one-year periods by written agreement of the parties. If a termination following a change in control occurs within the specified period, other than a termination for cause or without good reason, as defined in the agreement, the terminated person will be entitled to all earned and accrued compensation and benefits plus severance compensation equal to a stated percentage of the sum of their respective base salary and average bonus for three prior years, plus the amount of any excise tax imposed on such severance payment under Section 4999 of the Code. In addition, all equity incentive awards become immediately vested.

THE RETENTION AND SEVERANCE PLAN

     Under the Retention and Severance Plan adopted by Belco prior to the Merger, we are obligated to pay certain benefits to former employees of Belco. The Retention and Severance Plan generally provides that each former Belco employee is entitled to receive a lump sum retention payment equal to 30% of such employee's aggregate wages earned during a retention period lasting from June 8, 2001 until the earlier of (1) 90 days after the effective date of the Merger or (2) the termination of the merger agreement relating to the Merger. As required by the plan's terms, we paid retention payments within 30 days of the end of the retention period. The Retention and Severance Plan also generally provides for severance benefits to be paid to former Belco employees whose employment is terminated for any reason other than "cause" during the period from June 8, 2001 through the earlier of (1) 18 months after the effective date of the Merger or (2) the termination of the merger agreement. The severance compensation payable under the Retention and Severance Plan is as follows:

            TITLE                      AMOUNT OF PAYMENT(1)
----------------------------    ---------------------------
Senior Vice President or        Three months' salary per year of
higher......................    service
                                with a maximum payment of 18
                                months'
                                salary
Vice President..............    Two months' salary per year of
                                service
                                with a maximum payment of 12
                                months'
                                salary
All other employees.........    One months' salary per year of
                                service
                                with a maximum payment of 6
                                months'
                                salary

----------

(1) Minimum severance compensation for any eligible employee will be two months' salary.

     Severed employees eligible for severance benefits under the Retention and Severance Plan may also be eligible for certain health insurance benefits. Compensation payable under the Retention and Severance Plan is subject to applicable withholding taxes and is not eligible for 401(k) matching benefits.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information with respect to the compensation of the chief executive officer and the four other most highly compensated executive officers for each of Belco and Old Westport for the years ended December 31, 2000 and 1999 and for Westport for the year ended December 31, 2001. These executive officers' annual compensation amounts in the table exclude perquisites and other personal benefits for individuals for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 and (ii) 10% of the total annual salary and bonus for such executive officer in that year.

                       SUMMARY COMPENSATION TABLE OF BELCO

                                       ANNUAL COMPENSATION            LONG-TERM COMPENSATION AWARDS
                                 ---------------------------------   -------------------------------
                                                                                        SECURITIES
                                                                        RESTRICTED      UNDERLYING
                                                                          STOCK         OPTIONS/SARS    ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR       SALARY($)     BONUS($)   AWARDS($)(1)(2)       (#)(1)     COMPENSATION ($)
---------------------------      ----       ---------     --------   ---------------    ------------  -------------
Robert A. Belfer(3)......        2000        180,000         --             --              --           8,177(4)
   Chairman of the Board         1999        180,000         --             --              --           8,010(5)
   and Chief Executive
   Officer

Laurence D. Belfer(6)....        2000        300,000         --             --            40,000         8,550(7)
   Vice Chairman                 1999        251,923         --          97,500(8)        40,000         8,100(9)

Grant W. Henderson(10)...        2000        321,827         --             --            50,000         8,550(7)
   President and Chief           1999        257,692         --         551,250(11)       100,000        8,100(9)
   Operating Officer

Dominick J. Golio(12)....        2000        274,616       20,000           --            20,000         8,550(7)
   Senior Vice                   1999        253,077         --         129,375(13)       20,000         8,100(9)
   President --
   Financing, Chief
   Financial Officer,
   Secretary and
   Treasurer

Shiv K. Sharma(14).......        2000        234,539        5,825       48,750(15)        10,000         8,100(9)
   Senior Vice                   1999        224,539         --             --            10,000          5,691(16)
   President --
   Engineering

----------

     (1) As a result of the Merger, stock options issued under Belco's 1996 Non-employee Directors' Stock Option Plan and the 1996 Stock Incentive Plan became fully vested and exercisable on August 21, 2001, the effective time of the Merger, notwithstanding any exercisability or vesting provisions. The number of shares and the exercise price per share were adjusted at the effective time of the Merger to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. In addition, at the effective time of the Merger, all restricted shares of Belco common stock issued under these plans were converted into shares of Westport common stock based on the same conversion ratio, and the restriction on disposition and forfeiture provisions on such restricted shares terminated.

     (2) Except as described in note 1 above, each of the grants of restricted stock generally vest 20% per year beginning at the first anniversary date of the grant. Holders of restricted stock are entitled to receive dividends, if and when declared by the board of directors of Belco. As of December 31, 2000, the officers listed above had the following number of restricted shares having a value (based on the closing price of Belco's unrestricted common stock at December 29, 2000 of $12.4375) as follows:

          Laurence D. Belfer 20,000 shares, value $248,750; Dominick J. Golio 55,000 shares, value $684,063; Grant W. Henderson 130,000 shares, value $1,616,875; Shiv K. Sharma 15,000 shares, value $186,563.

     (3) Robert A. Belfer resigned as an officer of Belco effective as of August 21, 2001 and is currently a director of Westport.

     (4) This amount includes $7,650 contributed by Belco under Belco's 401(k) profit sharing plan and $527 paid by Belco for life insurance premiums.

     (5) This amount includes $7,200 contributed by Belco under Belco's 401(k) profit sharing plan and $810 paid by Belco for life insurance premiums.

     (6) Laurence D. Belfer resigned as an officer of Belco effective as of August 21, 2001 and is currently a director of Westport.

     (7) This amount includes $7,650 contributed by Belco under Belco's 401(k) profit sharing plan and $900 paid by Belco for life insurance premiums.

     (8) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000) by the closing market price of Belco's unrestricted common stock on March 1, 1999 ($4.875), the date of the grant.

     (9) This amount includes $7,200 contributed by Belco under Belco's 401(k) profit sharing plan and $900 paid by Belco for life insurance premiums.

     (10) Mr. Henderson resigned as an officer of Belco effective as of August 21, 2001 and is currently Westport's Executive Vice President and General Manager -- Southern Division.

     (11) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (100,000 and 10,000) by the closing market price of Belco's unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.

     (12) Mr. Golio resigned as an officer of Belco effective as of August 21, 2001, the effective time of the Merger.

     (13) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000 and 5,000) by the closing market price of Belco unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.

     (14) Mr. Sharma resigned as an officer of Belco effective as of August 21, 2001, the effective time of the Merger.

     (15) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (10,000) by the closing market price of Belco unrestricted common stock on March 1, 1999, the date of the grant ($4.875).

     (16) This amount includes $4,800 contributed by Belco under Belco's 401(k) profit sharing plan and $891 paid by Belco for life insurance premium.

                   SUMMARY COMPENSATION TABLE OF OLD WESTPORT

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                   ANNUAL COMPENSATION                ------------
                                       --------------------------------------------    SECURITIES
                                                                      OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)     BONUS($)     COMPENSATION($)(1)   OPTIONS(#)    COMPENSATION($)
---------------------------     ----   ---------     --------     ------------------  -----------    ---------------
Donald D. Wolf.............     2000     323,396       100,000           14,204          900,000              --
  Chairman,                     1999     220,631        50,000           13,117          308,250              --
  Chief Executive
  Officer
Barth E. Whitham(2)........     2000     224,251        65,000           14,684          337,500              --
  President, Chief              1999     196,181        33,000           12,533           98,100              --
  Operating Officer,
  Secretary
James H. Shonsey(3)........     2000     166,506        35,000               --           38,812              --
  Chief Financial               1999     153,181        11,945               --           18,000              --
  Officer
Brian K. Bess..............     2000     152,422        40,000               --           77,710              --
  Vice President --             1999     140,000        23,500               --           18,000              --
  Engineering
Klein P. Kleinpeter(4).....     2000     145,167        40,000               --           45,000              --
  Vice President and            1999          --            --               --               --              --
  General Manager,
  Gulf Coast

----------

(1)  Includes an automobile allowance and club membership dues.

(2) As of August 21, 2001, the effective time of the Merger, Mr. Whitham served as President and Chief Operating Officer of Westport.

(3)  Mr. Shonsey resigned from Old Westport on May 31, 2001.

(4)  Mr. Kleinpeter resigned from Old Westport on January 31, 2001.


                     SUMMARY COMPENSATION TABLE OF WESTPORT

                                                                                         LONG-TERM COMPENSATION
                                                                                                 AWARDS
                                                      ANNUAL COMPENSATION              -----------------------------
                                             -------------------------------------     RESTRICTED       SECURITIES
                                                                      OTHER ANNUAL       STOCK         UNDERLYING
   NAME AND PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)(*)  COMPENSATION     AWARDS($)     OPTIONS/SARS(#)
------------------------------       ----    ---------   -----------  ------------     ---------     ---------------
Donald D. Wolf..................     2001    356,557       338,730        14,358(1)       42,750              0
  Chairman, Chief Executive
  Officer                            2001    246,847       185,136        20,475(1)       32,063              0
Barth E. Whitham................
  President, Chief Operating
  Officer                            2001    171,102        78,402            --          12,825         10,000
Brian K. Bess...................
  Vice President --
  Engineering
Grant W. Henderson..............     2001    345,576(2)    135,000            --         228,700(3)      85,310(4)
  Executive Vice President,
  General Manager --
  Southern Division                  2001    183,333       110,000       104,741(5)      263,925         45,000
Robert R. McBride, Jr...........
  Vice President,
  General Manager --
  Gulf of Mexico

----------

(*) Includes bonuses paid to the named executive officers in March 2002 for their performance during 2001. Excludes the following bonuses paid by the Company in 2001 to the following executive officers for their performance during 2000: $100,000 to Mr. Wolf, $ 65,000 to Mr. Whitham, $40,000 to
    Mr. Bess.

(1) Includes an automobile allowance and club membership dues.

(2) $245,192 paid by Belco prior to August 21, 2001, the effective time of the Merger, and $100,384 paid by Westport after the effective time of the Merger. Prior to the Merger, Mr. Henderson served as the President and Chief Operating Officer of Belco and is currently the Executive Vice President and General Manager -- Southern Division of Westport.

(3) $27,600 of the amount represents the value of 3,000 shares of restricted common stock granted by Belco prior to the Merger, which were converted into 1,237 shares of Westport common stock on August 21, 2001, the effective time of the Merger. The restrictions on these shares of common stock were removed as of that date. $201,100 of the amount represents the value of 10,000 shares of restricted common stock granted by Westport after the effective time of the Merger.

(4) Options to purchase 25,000 shares of Belco common stock and the exercise price per share were adjusted on August 21, 2001, the effective time of the Merger, to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. These options were converted into options to purchase 10,310 shares of Westport common stock, which became immediately vested and exercisable as of the effective time of the Merger. Options to purchase 75,000 shares of Westport common stock were granted by Westport after the effective time of the Merger.

(5) Reimbursement for moving expenses.

STOCK OPTIONS GRANTED IN 2001

     The following table sets forth information concerning stock options granted to the named executive officers of Westport in 2001.

                        STOCK OPTIONS GRANTED BY WESTPORT

                                                                                   POTENTIAL REALIZABLE
                              INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
                        ----------------------------                               ANNUAL RATES OF STOCK
                           NUMBER OF     % OF TOTAL                               PRICE APPRECIATION FOR
                          SECURITIES    OPTIONS/SARS   EXERCISE                     OPTION TERMS($)(1)
                          UNDERLYING     GRANTED TO    PRICE PER                ------------------------
                         OPTIONS/SARS   EMPLOYEES IN     SHARE      EXPIRATION
        NAME              GRANTED(#)        2001       ($/SHARE)       DATE        5%/($)        10%($)
--------------------    -------------  ------------- ------------  ------------ ------------  ----------
Donald D. Wolf......           --            --             --              --         --             --
  Chairman,
  Chief Executive
     Officer
Barth E. Whitham....           --            --             --              --         --             --
  President,
  Chief Operating
     Officer
Brian K. Bess.......       10,000(2)        1.27%        31.07       5/18/2011    195,000        495,000
  Vice President --
  Engineering
Grant W. Henderson..       10,310(3)        1.31%       22.303        3/1/2011    145,000        366,000
  Executive Vice
     President,            75,000(2)        9.51%        20.11       8/21/2011    949,000      2,404,000
  General Manager --
  Southern Division
Robert R. McBride,
  Jr................       35,000(2)        4.44%        19.55        2/1/2001    430,000      1,091,000
  Vice President,          10,000(2)        1.27%        31.07       5/18/2001    195,000        495,000
  General Manager --
  Gulf of Mexico

----------

(1) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect Westport's estimates or projections of the future price of Westport common stock. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Westport common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(2) Non-statutory stock options, which were granted under Westport's 2000 Stock Incentive Plan. The options expire ten years from the date of grant and vest 1/3 on each anniversary of the grant.

(3) The number of securities and the exercise price per share were adjusted on August 21, 2001, the effective time of the Merger, to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. As a result, incentive stock options to purchase 13,297 shares of Belco common stock and non-statutory stock options to purchase 11,697 shares of Belco common stock granted under Belco's 1996 Stock Incentive Plan were converted into incentive stock options to purchase 5,485 shares of Westport common stock and non-statutory stock options to purchase 4,825 shares of Westport common stock. The options became immediately vested and exercisable on August 21, 2001. The options expire ten years from the date of grant.

     The following table contains certain information concerning stock options exercised during 2001 and the value of unexercised options as of December 31, 2001 for the named executives of Westport.

          STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES OF WESTPORT

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE-
                                                           UNDERLYING UNEXERCISED OPTIONS           MONEY OPTIONS AT
                                                               AT DECEMBER 31, 2001(#)           DECEMBER 31, 2001($)(1)
                                                           ------------------------------   ----------------------------
                             SHARES ACQUIRED   VALUE
          NAME               ON EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE    UNEXERCISABLE
------------------------     ---------------  -----------  -----------   ----------------   -----------    -------------
Donald D. Wolf..........           --             --        300,000(3)       600,000         1,625,000        3,250,000
  Chairman,
  Chief Executive
     Officer
Barth E. Whitham........           --             --        112,500(3)       225,000           568,750        1,137,500
  President,
  Chief Operating
     Officer
Brian K. Bess...........           --             --         25,904(3)        61,806           114,205          228,410
  Vice President --
  Engineering
Grant W. Henderson......           --             --        121,683(4)        75,000           228,195               --
  Executive Vice
     President,
  General
     Manager --
  Southern Division
Robert R. McBride,
  Jr....................           --             --             --           45,000                --               --
  Vice President,
  General
     Manager --
  Gulf of Mexico

----------

(1) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of Westport common stock on the NYSE on December 31, 2001 of $17.35 per share and the exercise price of the stock option.

(2) Non-statutory stock options. The options expire ten year from the date of grant and vest 1/3 on each anniversary of the grant.

(3) Non-statutory stock options. The options expire ten years from the date of grant.

(4) The number of securities and the exercise price per share were adjusted on August 21, 2001, the effective time of the Merger, to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. As a result, options to purchase 294,989 shares of Belco common stock granted under Belco's 1996 Stock Incentive Plan were converted into options to purchase 121,683 shares of Westport common stock. The options became immediately vested and exercisable on August 21, 2001. The options expire ten years from the date of grant.

EMPLOYEE BENEFIT PLANS OF WESTPORT

     Employee Benefit Plan. Effective October 17, 2000, Old Westport adopted the Westport Resources Corporation 2000 Stock Incentive Plan. The plan merged, amended and restated the EPGC Directors' Stock Option Plan and the EPGC 2000 Stock Option Plan, each of which was adopted effective March 1, 2000. As amended and restated, the plan contains terms regarding stock option awards that are substantially similar to the terms of the predecessor plans, other than with respect to the vesting period for options issued pursuant to the EPGC Directors' Stock Option Plan, which formerly vested in full on the date of grant and now vest on a schedule determined by Westport's Compensation Committee. Further, the plan contemplates awards of stock appreciation rights, restricted stock and other performance awards, in addition to the stock option grants contemplated by the predecessor plans. Immediately prior to the Merger, the plan was amended to increase the number of shares of common stock authorized and reserved under the plan from 4,110,813 shares to 6,232,484 shares. In the Merger, we assumed the obligations of Old Westport under the 2000 Stock Incentive Plan, and options to purchase Old Westport common stock became options to purchase Westport common stock on a one-for-one basis.

     As of December 31, 2001, 1,207,000 options had been granted under the plan. As of December 31, 2001, 170,028 options to purchase Westport common stock issued under the plan became fully vested and immediately exercisable. These options terminate not later than 10 years from the date of grant. In addition, as of December 31, 2001, 36,550 shares of restricted stock were granted under the plan.

     Retirement Savings Plan. Old Westport assumed a retirement savings plan pursuant to the merger between Westport Oil and Gas and EPGC. This savings and profit sharing plan covers all of our employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(k) of the Code.

     The assets of the plan are held and the related investments are executed by the plan's trustee. Participants in the plan have investment alternatives in which to place their funds. We pay all administrative fees on behalf of the plan. The plan currently provides for discretionary matching by us of 75% of each participant's contributions up to 6% of the participant's compensation. Westport contributed $400,000 for the year ended December 31, 2001. Old Westport contributed $155,000 for the year ended December 31, 2000 and Westport Oil and Gas (prior to Old Westport's assumption of the plan) contributed $114,000 and $104,000 for the years ended December 31, 1999 and 1998, respectively.

     Annual Incentive Plan. The Westport Annual Incentive Plan 2000 provides an opportunity for specified employees within a business unit to be eligible for a bonus based on both Westport and the business unit achieving various performance objectives. Under the plan, the administrator of the plan annually determines the goals that each business unit must achieve, as well as the target bonus amount for achieving the goals. The administrator also establishes our performance goal, which must be achieved before any bonuses will be paid out under this plan. If we obtain our performance goal and the individual business units achieve their respective goals, 25% of the bonus amount allocated to a business unit will be paid out to each participating employee within such business unit and 75% of the bonus will be awarded to various individuals within such business unit on a discretionary basis.

     Royalty Participation Program. On October 17, 1997, Westport Overriding Royalty LLC was established, through which Old Westport implemented, and Westport implements, a royalty participation program. This program is designed to provide an incentive for specified key employees to contribute to our success. Under the terms of the program, participants can receive a percentage of an overriding royalty working interest on prospects owned by us. Percentages are established at our discretion, but in no event exceed 2% of our net interest. We retain a portion of the overriding royalty interest not awarded to recipients, and may award some or all of the cash flow generated by that interest to plan participants from time to time in our discretion. Officers and directors are not eligible to receive any royalty interests under the program.

     Belco's 1996 Stock Incentive Plan. Prior to the Merger, Belco adopted its 1996 Stock Incentive Plan, which authorizes the stock option committee to award incentive stock options, nonstatutory stock options and restricted stock to employees of Belco. The aggregate maximum number of shares that may be issued pursuant to awards granted under Belco's 1996 Stock Incentive Plan is 3,250,000 shares of common stock. Prior to the Merger, Belco's stock option committee generally granted incentive stock options; however, in the case of the value of a grant of stock options totaling more than $100,000, Belco's stock option committee was authorized to grant the remainder as non-statutory stock options, both at an exercise price equal to the fair market value of Belco common stock on the date of the grant. Options issued under Belco's 1996 Stock Incentive Plan generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Belco's stock option committee was also authorized to grant awards of restricted stock which are characterized as shares of Belco common stock that are subject to forfeiture under the circumstances specified by the stock option committee at the time of the award of such shares. Stock option grants were designed to align the long-term interests of Belco's employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in Belco. During 2001, options to purchase 20,000, 10,000, 25,000 and 5,000 shares of Belco common stock were granted to Messrs. Laurence D. Belfer, Dominick J. Golio, Grant W. Henderson and Shiv K. Sharma, respectively. At the effective time of the Merger, these options were converted into options to purchase 8,249, 4,125, 10,310 and 2,062 shares of Westport common stock, respectively. As of the effective time of the Merger, Messrs. Belfer, Golio and Sharma resigned as officers of Belco, and Mr. Henderson became Executive Vice President -- Southern Division of Westport.

     As a result of the Merger, stock options issued under Belco's 1996 Stock Incentive Plan became fully vested and exercisable at the effective time of the Merger. In addition, the restrictions on disposition and forfeiture provisions on all restricted shares of Belco common stock issued under Belco's 1996 Stock Incentive Plan terminated on August 21, 2001, the effective time of the Merger. Since the effective time of the Merger, Westport has not awarded any incentive stock options, nonstatutory stock options, or restricted stock under Belco's 1996 Stock Incentive Plan to any of its employees and does not currently intend to grant any awards under such plan in the future.

                        TRANSACTIONS WITH RELATED PARTIES

SHAREHOLDERS AGREEMENT

     In connection with the Merger, WELLC, ERI, and the Belfer Group entered into a shareholders agreement with Old Westport and Belco. The shareholders agreement contains provisions that determine how WELLC, ERI and the Belfer Group will vote their respective shares of Westport common stock and that, among other things, will have the effect, based on their share ownership, of giving these parties the ability to determine the composition of our board of directors and otherwise affect our corporate governance and business activities, including provisions whereby:

     o WELLC, ERI and the Belfer Group must vote their shares according to and consistent with the terms of the shareholders agreement;

     o Westport, WELLC, ERI and the Belfer Group are obligated to take or cause to be taken all lawful action necessary to ensure that our articles of incorporation and bylaws are at all times consistent with the provisions of the shareholders agreement;

     o Our board of directors will be comprised of 11 directors, two of whom must be independent directors, as such term is defined in the shareholders agreement, divided into three classes, with directors in each class having a three-year term following a transition period in which the initial Class 1 directors serve a one-year term, the initial Class 2 directors serve a two-year term and the initial Class 3 directors serve a three-year term;

     o WELLC and ERI each have the right to nominate one director to Class 3, one director to Class 2 and one director to Class 1 and the Belfer Group has the right to nominate one director to Class 3 and one director to Class 1. The number of directors any such party may nominate is reduced if such party's ownership of our common stock falls below specified percentages of the total number of shares of our common stock then outstanding;

     o WELLC, ERI and the Belfer Group, respectively, each have the right (1) subject to applicable law, to remove, with or without cause, any director nominated in accordance with the terms of the shareholders agreement by WELLC, ERI or the Belfer Group, respectively, and (2) to nominate any replacement for a director nominated in accordance with the terms of the new shareholders agreement by WELLC, ERI or the Belfer Group, respectively, upon the death, resignation, retirement, disqualification or removal from office of such director. Our board of directors will duly appoint as a director each person so nominated to fill a vacancy on the board of directors. Notwithstanding the foregoing, pursuant to Nevada law, an incumbent director may not be removed from office except upon the affirmative vote of at least two-thirds of the issued and outstanding voting power;

     o We may take and may permit our subsidiaries to take and engage in the following actions only upon receiving supermajority approval (as such term is defined in the shareholders agreement) of our board of directors:

          o Acquisition of Stock. Subject to certain conditions, neither ERI, WELLC nor the Belfer Group will acquire any additional shares of our common stock without the consent of the other parties;

          o Issuance of Common Stock. Issue, sell, grant or award or enter into any agreement to issue, sell, grant or award any of our common stock other than (1) pursuant to agreements or obligations in existence as of the effective time of the Merger, (2) the issuance of our common stock pursuant to any rights or agreements including without limitation any security convertible or exchangeable into or exercisable for, with or without consideration, our common stock so long as such rights or agreements received supermajority approval and (3) the grant of options and the issuance of restricted stock under our stock incentive plans for the benefit of our employees and directors and the issuance of our common stock upon the exercise of such options;

          o Debt to Total Capitalization. Incur funded debt of Westport and our subsidiaries so that the ratio of debt of Westport and our subsidiaries to total capitalization is greater than 0.4 to 1.0; and

          o Sale Transactions. Enter into any merger or consolidation, sale of all or substantially all of our assets or sale of assets or transfer to a third party by sale of assets, merger or otherwise by Westport or any of our subsidiaries (in one transaction or a series of related transactions) of any subsidiary or the assets or business of Westport or a subsidiary thereof which involves more than $150 million (or such other amount, established by resolution of our board of directors (approved by supermajority approval) from time to time), of our total assets and our subsidiaries taken as a whole, including a sale of Westport effected by means of a sale of our common stock, but excluding, however, dispositions of assets in the ordinary course of business (including, but not limited to, oil and natural gas production);

     o each of WELLC, ERI and the Belfer Group is granted unlimited piggyback registration rights;

     o each of WELLC and ERI is granted three demand registration rights and the Belfer Group is granted two demand registration rights; and

     o each of WELLC, ERI and the Belfer Group agree to enter into holdback agreements if requested by the underwriters in underwritten offerings.

ENRON

     Prior to the Merger, Belco entered into a substantial portion of its natural gas and crude oil commodity swap agreements and option agreements with Enron North America Corp., or ENA, formerly known as Enron Capital & Trade Resources Corp., a wholly owned subsidiary of Enron Corp. Mr. Robert A. Belfer, one of our directors, is a member of the Board of Directors of Enron Corp and was the CEO of Belco at the time these agreements were entered into. These agreements were entered into in the ordinary course of business. Pursuant to the terms of these agreements Belco paid ENA a net amount of approximately $45 million in 2001. Old Westport and Westport received a net amount of $1.6 million in 2001 from ENA.

     On November 29, 2001, we terminated our commodity derivative contracts with ENA. We exercised our rights pursuant to the early termination provisions of such contracts as a result of ENA's bankruptcy filing and related events. We believe that we had the legal right to terminate these agreements, but ENA may challenge our termination in bankruptcy court. Applying the mark-to-market and setoff methodology of our contracts with ENA, we have calculated that we owed ENA a net $204,000 for all hedging transactions outstanding under our ENA contracts. Although we believe this methodology was correct, it is possible that ENA will challenge our calculations and claim larger amounts are owed.

     We have also terminated our production sales contracts with ENA and its affiliates, except for an ongoing month-to-month sales arrangement with EOTT Energy Partners, L.P., or EOTT, a publicly traded entity owned in part by Enron Corp. EOTT currently supports its payment obligations to us by posting letters of credit. We continue to monitor EOTT's credit condition closely and will take appropriate action should it deteriorate. We believe that our exposure to potential loss for payment on production delivered to Enron affiliates is less than $1.0 million.

OFFICE LEASE

     Belco paid Robert A. Belfer, former Chairman of the Board and Chief Executive Officer of Belco and one of our directors, a fee of $172,172 during 2001 for office space and services provided through such office from January 2001 through August 2001. After the Merger, Westport paid a fee of $88,908 to Mr. Belfer for the office space from September 2001 through January 2002. The fee is based on the actual cost of such office space pro-rated to the amount utilized in our operations. We believe the fee compared favorably to the terms which might have been available from a non-affiliated party. We have not paid a fee to Mr. Belfer for office space since January 31, 2002 and do not intend to use this office space in the future.

RESTRICTED STOCK

     Pursuant to current federal income tax laws, recipients of awards of restricted stock under Belco's 1996 Stock Incentive Plan are deemed to have income equal to the fair market value of the vested shares of our common stock on the date of vesting. As of December 31, 2001, Dominick J. Golio was indebted to us in the amount of $69,320, representing federal income taxes paid by us on behalf of Dominick J. Golio that arose pursuant to the vesting of Mr. Golio's restricted stock. Upon Mr. Golio's termination in March 2002, the amount of his indebtedness to us was satisfied in full out of his severance compensation. We did not charge interest on this indebtedness.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's common stock (collectively "Reporting Persons"), to file with the Commission initial reports of common stock ownership and reports of changes in such ownership. A Reporting Person must file a Form 3 -- Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a Reporting Person. A Reporting Person must file a Form 4 -- Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A Reporting Person must file a Form 5 -- Annual Statement of Beneficial Ownership of Securities within 45 days after the end of the Company's fiscal year to report any changes in ownership during the year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The Commission's rules require the Company's Reporting Persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that the Reporting Persons have complied with all applicable
Section 16(a) filing requirements for 2001 on a timely basis, except that a report on Form 3 has been filed late on behalf of each of Robert R. McBride, Jr. and Robert A. Haas.

                      REPORT OF THE COMPENSATION COMMITTEE

     During most of 2001, the Compensation Committee of the Board of Directors consisted of Messrs. Wallace, Stein and Cranberg. Upon Mr. Cranberg's resignation in November 2001, Mr. Hearl was appointed to serve on the Compensation Committee by the Board of Directors. The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee.

     The Compensation Committee seeks to encourage growth in the Company's oil and natural gas reserves, cash flow and profitability and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

     o a base salary that is competitive with compensation offered by other oil and natural gas exploration and production enterprises similar to the Company;

     o annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results;

     o an opportunity for an individual's total compensation to exceed industry averages based on outstanding performance in increasing stockholder value; and

     o case-specific compensation plans to accommodate individual circumstances or non-recurring situations as required.

     Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer and four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2001. The Compensation Committee has not awarded compensation for 2001 to any executive officer that would exceed the deduction limit of Section 162(m).

     Company Performance. The following summarizes the Company's financial and operational highlights for the year ended December 31, 2001:

     o On August 21, 2001, Old Westport completed the Merger with Belco. As a result of the Merger, the Company:

          o    more than doubled proved reserves from year-end 2000;

          o    replaced approximately 549% of 2001 production;

          o    increased reserves per share by approximately 50%;

          o increased total production approximately 58% over 2000 production;

          o significantly enhanced its exploitation and exploration portfolio; and

          o reorganized into three regional divisions, providing scale and efficiency on a regional basis.

     o Other operational highlights from 2001 reflecting the impact of the Merger as well as continuing success in the Company's exploitation and exploration activities include:

          o an increase in net income available to common stock of approximately 11%;

          o an increase in cash flow from operating activities of approximately 36%; and

          o drilling of 251 development wells, with a 96% success rate, and 24 exploration wells, with a 75% success rate.

          o Subsequent to the Merger, the Company strengthened its financial base and lowered its cost of capital by:

          o restructuring its revolving credit facility providing approximately $360 million of available borrowing capacity at year end;

          o retiring approximately $280 million of Belco's higher-cost, shorter-term debt with proceeds from the placement of $275 million of 8.25% senior subordinated notes and available cash; and

          o entering into interest rate swaps on approximately $223 million of debt.

     These results positioned the Company as one of the 25 largest domestic independent exploration and production companies, with the management and technical capability, operational balance and strength, and financial capability to continue to execute an effective growth strategy. As shown on the performance graph on page [37] of this proxy statement, the Company outperformed its Peer Group by approximately 15% at year-end and outperformed the larger industry group by approximately 26%.

     Compensation Philosophy. The Compensation Committee considered the Company's financial and operating results, including those described above, in making its executive compensation decisions for 2001. In doing so, the Compensation Committee considered the criteria established in its annual incentive program described elsewhere in this proxy statement, intended to award bonuses to key business unit employees based on business unit performance, and enlisted the services of a consulting firm to assist it in developing mechanisms for benchmarking the compensation of senior management with respect to corporate performance and peer group comparisons. To this end, the Compensation Committee approved a compensation policy at its November 2001 meeting which will not be fully implemented until 2002 but which was used as a framework for evaluating the 2001 performance of senior management. Among the primary components of this program are the following:

     o establishment of bonus pools on a business unit and company-wide basis;

     o establishment of specific performance targets for business units and the Company for use in funding bonus pools;

     o use of the Company's corporate performance peer group as the primary benchmark for compensation purposes;

     o creating shared objectives between overall corporate and business unit objectives to promote common goals throughout the organization; and

     o establishment of targets for base compensation, long-term incentive awards and bonus ranges based on peer group comparisons, while providing flexibility for recognition of outstanding individual performance.

     Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

     Base Salary. Salaries were determined in early 2001 based on survey data collected by the Compensation Committee and were intended to keep the Company at competitive levels. Reflecting the Company's rapid growth, the Company hired three new executive officers in 2001, and a fourth was added in connection with the Merger with Belco. In adding these members of senior management, the Compensation Committee utilized surveys and other industry data to establish competitive compensation benchmarks and relied on long-term incentive grants to enhance retention and align compensation with stockholder interests. The Committee made certain mid-year adjustments to salaries for existing officers (those hired prior to 2001) to recognize the impact of the new additions on the overall salary structure.

     Incentive Bonus. In making its executive officer bonus decisions for 2001, the Compensation Committee reviewed and discussed the Company's financial and operating results on a corporate and business unit basis as well as the individual performance of each officer. The Compensation Committee considered the targeted performance goals for business unit employees under the Company's annual incentive plan and the criteria to be utilized for measuring corporate and business unit performance under its newly adopted compensation program. The Compensation Committee also recognized specific contributions by individual officers in successfully completing the Merger with Belco. Awards granted to the Company's named executive officers in February 2002 for the 2001 period are presented under "Bonus" in the Summary Compensation Table included in this proxy statement. The Compensation Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer and reviewing peer group compensation data provided by its consultant.

     Stock Option Awards. In 2001, the Compensation Committee approved the granting of options to purchase an aggregate of 270,310 shares of common stock and the issuance of a total of 33,200 shares of restricted common stock were issued to executive officers. These awards are intended to provide long term incentives with respect to the Company's future performance and to assist in the recruitment of new members of senior management. Most of these grants were made to officers joining the Company in 2001, reflecting the results of negotiation between the Company and the respective officers on the terms of their hiring. The stock option grants vest in equal increments over three years. The restricted stock grants for several of the new hires do not vest for three years, thereby providing a meaningful retention component. The remaining restricted stock grants vest in equal increments over two years. Grants to other officers were intended to maintain the integrity of the Company's existing compensation structure in light of the new additions and to maintain a meaningful retention component of compensation for senior management linked to the Company's continuing success in achieving its corporate goals.

     Chief Executive Officer Compensation. The Company's executive compensation philosophy, including compensation of the Chief Executive Officer, consists of a competitive base salary and incentive compensation based upon the Company's performance. Specific actions taken by the Compensation Committee regarding Mr. Wolf's compensation are summarized below.

o Base Salary. Mr. Wolf's salary was increased from $323,396 to $356,557 effective January 1, 2001. In approving this increase, the Compensation Committee considered operating and financial results for 2000 and the compensation received by chief executive officers of comparable companies including in particular those in the Company's peer group used for performance comparison included in this proxy statement.

o Incentive Bonus. The Compensation Committee approved a bonus of $338,730 to Mr. Wolf for 2001, which was paid in March 2002. As was the case for executive officers in general, the Compensation Committee considered the performance criteria specified in its existing annual incentive plan for business unit employees as well as those specified in its newly adopted compensation program in evaluating the Company's performance, and also considered peer group comparisons provided by its consultant. The Compensation Committee determined that Mr. Wolf's outstanding performance in overseeing the successful Merger with Belco and in achieving the positive operating and financial results summarized above warranted significant recognition.

o Stock Option Awards. In 2001, the Compensation Committee approved the issuance of 2,000 shares of restricted common stock to Mr. Wolf to provide incentive with respect to the Company's future performance. This award was based on the Compensation Committee's review of industry survey data and was intended to provide a meaningful retention component for Mr. Wolf's compensation. The stock vests in equal increments over two years.



                                           Compensation Committee


                                           William F. Wallace
                                           Randy Stein
                                           Peter R. Hearl

                          REPORT OF THE AUDIT COMMITTEE


     The purpose of the Audit Committee is to assist the Board of Directors in overseeing the Company's financial reporting, internal control and audit functions. The Audit Committee is comprised of independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In November 2001, the Audit Committee proposed and the Board of Directors approved, amendments to the Audit Committee's charter and the charter in its amended form is attached to this proxy statement as Appendix A.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, including their judgments as to the quality, not just the acceptability, of the Company's accounting principles.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with management. In addition, the Audit Committee reviewed and discussed the Company's audited financial statements with Arthur Andersen LLP, also referred to as Andersen, the Company's then independent auditor, including the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61 (as amended), and the written disclosures required by Independence Standards Board Standard No. 1,"Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent auditor the overall scope and plans for its audit and the auditor's independence from management and the Company, and considered the compatibility of nonaudit services with the auditor's independence.

     The Audit Committee's responsibility is to monitor and review the initiatives discussed above. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not primarily professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. Therefore, in fulfilling its oversight responsibilities, the Audit Committee has relied upon, without independent verification, management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditor included in its report on the Audit Company's financial statements.

     The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     In reliance on the reviews and discussions referred to herein, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     In light of recent, well-publicized events involving Andersen, the Audit Committee and the Board of Directors dismissed Andersen as the Company's independent public accountant and appointed KPMG LLP to serve as the Company's independent accountant for the fiscal year ending December 31, 2002. As noted in the Company's Current Report on Form 8-K filed on April 15, 2002 and confirmed by Andersen in its letter attached to the 8-K as Exhibit 16.1, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company's two most recent fiscal years and the periods from January 1, 2002 through April 9, 2002, the date of Andersen's termination. Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except that the audit report of Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

     The Company previously requested and received a letter from Andersen dated March 14, 2002, representing that, in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001:

     o the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards;

     o there was appropriate continuity of Andersen personnel working on the audit; and

     o there was appropriate availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.


                                            Audit Committee

                                            Randy Stein
                                            Peter R. Hearl
                                            William F. Wallace

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     As required by applicable rules of the Commission, the performance graph shown below was prepared based upon the following assumptions:

     1. $100 was invested in the common stock on October 20, 2000 (the first full trading day following the effective date of the Company's registration statement filed in connection with the initial public offering of the Company's common stock), and $100 was invested in the Peer Group (as defined below) and the S&P Industry Group 380--Oil and Gas Exploration/Production on October 20, 2000 at the closing price on such date.

     2. Peer Group investment is weighted based on the stock market capitalization of each individual company within the Peer Group at the beginning of the period.

     3.   Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Company's Peer Group are as follows(1):

     o    Cabot Oil & Gas Corporation;

     o    Forest Oil Corporation;

     o    The Houston Exploration Company;

     o    Newfield Exploration Company;

     o    Stone Energy Corporation; and

     o    Tom Brown, Inc.

----------

(1) The Company's peer group for the fiscal year ended December 31, 2000, referred to as the Old Peer Group, consisted of Barrett Resources Corporation, Cabot Oil & Gas Corporation, Chieftain International, Inc. Comstock Resources, Inc., Forest Oil Corporation, The Houston Exploration Company, Newfield Exploration Company, Saint Mary Land and Exploration Company, Stone Energy Corporation and Tom Brown, Inc. The Company determined in good faith that selection of a new peer group was appropriate because its substantial growth as a result of the Merger with Belco, as well as the acquisition by third parties of certain companies comprising the Old Peer Group, limited the comparative value of the Old Peer Group.

                     CUMULATIVE TOTAL STOCKHOLDER RETURN(1)
                                    [GRAPH]

----------

(1) Assumes $100 invested on October 20, 2000 and the reinvestment of any dividends.

                                                   10/20/00(1)     12/31/00      12/31/01
                                                   -----------     --------      --------
     Westport Resources Corporation..............    $100.00       $ 139.29      $ 110.16
     Peer Group..................................     100.00         122.58         93.67
     Old Peer Group (2)..........................     100.00         124.85         92.05
     S&P Industry Group 380--
     Oil/Gas Exp/Prod............................    $100.00       $  92.57      $  81.57

----------

(1) October 20, 2000 was the first full trading day following the effective date of the Company's registration statement filed in connection with the initial public offering of its common stock.

(2) Barrett Resources Corporation and Chieftain International, Inc. were each acquired by third parties after December 31, 2000 and thus have not been included in the Old Peer Group performance calculations.

                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

CHANGE OF AUDITOR

     Effective April 9, 2002, the Company engaged KPMG LLP as its independent accountant to provide audit services in respect of fiscal year 2002 and the Company dismissed Andersen as its independent accountant. Andersen served as the Company's independent accountant since April 2000 and served as Westport Oil and Gas' accountant since 1997. Andersen's report on the Company's financial statements for the past two fiscal years neither contained an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty or scope. In addition, there were no modifications as to accounting principles except that the audit report of Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

     The decision to change the Company's independent accountant was recommended by the Audit Committee and approved by the Board of Directors. During the Company's two most recent fiscal years and any subsequent interim periods preceding Andersen's dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Representatives of Andersen and KPMG LLP are expected to be present at the Annual Meeting and each representative will have an opportunity to make a statement to the stockholders, if he or she desires to do so, and to respond to appropriate questions.

FEES

     For the year ended December 31, 2001, the Company's total fees paid to Arthur Andersen LLP were as follows:

     Audit Fees (1)......................................................        $     88,207
     Financial Information Systems Design and Implementation Fees........        $         --
     All Other Fees (2) (3)..............................................        $    559,054
                                                                                     --------
     Total Fees..........................................................        $    647,261
                                                                                     ========

     (1) Paid by Old Westport from January 1, 2001 to August 21, 2001, the effective time of the Merger, and by Westport from August 22, 2001 through December 31, 2001. Belco's audit fees were $135,097 paid from January 1, 2001 through August 21, 2001, the effective time of the Merger.

     (2) Paid by Old Westport from January 1, 2001 to August 21, 2001, the effective time of the Merger, and by Westport from August 22, 2001 to December 31, 2001. Belco paid $90,900 in other fees in 2001 prior to the effective time of the Merger.

     (3) These amounts represent fees for audits of benefit plans, acquisition assistance, executive compensation assistance, tax advice and work performed in connection with registration statements.

     The members of the Audit Committee believe that the payment of the "other fees" set forth above did not prohibit Andersen from maintaining its independence.

RATIFICATION OF AUDITOR

     Although stockholder ratification of the selection of the Company's independent public accountant is not required by the Company's articles and bylaws, as amended, or other applicable legal requirements, the Board of Directors, as a matter of good corporate governance, has decided to seek stockholder ratification of KPMG LLP as the Company's independent public accountant for the fiscal year ending December 31, 2002 at the Annual Meeting.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Company's common stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent public accountants. The Board of Directors may terminate the appointment of KPMG LLP as the Company's independent public accountant without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.


                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders, or the 2003 Annual Meeting, must be received by the Company on or before December 24, 2002, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

     In addition, the Company's bylaws provide that for a stockholder proposal to be properly brought before the 2003 Annual Meeting by a stockholder, such stockholder must give timely notice thereof in writing to the Secretary of the Company and the subject of such proposal must be a proper subject for stockholder action under the Nevada Revised Statutes. To be timely, such stockholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company during the period beginning February 19, 2003 and ending on March 11, 2003. Such stockholder's notice must comply with the notice requirements set forth in Section 2.7(a) of the Company's bylaws.

     In the event that the number of directors to be elected to the Board of Directors at the 2003 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company on or before March 1, 2003, a stockholder's notice as described in the immediately preceding paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.


                           INCORPORATION BY REFERENCE

     With respect to any future filings with the Commission into which this proxy statement is incorporated by reference, the material under the headings "Report of the Compensation Committee," "Report of the Audit Committee" and "Stockholder Return Performance Presentation" shall not be incorporated into such future filings.


                           FORWARD-LOOKING STATEMENTS

     This proxy statement may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production and projected drilling and development activity. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this proxy statement.

                        ADDITIONAL INFORMATION AVAILABLE

     ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S 2001 ANNUAL REPORT (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K). THIS ANNUAL REPORT (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K) DOES NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH A COPY OF THE 10-K, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF THE CLOSE OF BUSINESS ON APRIL 18, 2002, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.


                               By Order of the Board of Directors

                                    /s/ HOWARD L. BOIGON
                               -------------------------------------------------
                               Howard L. Boigon
                               Vice President, General Counsel and Secretary
April 19, 2002

                                                                      APPENDIX A

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                         WESTPORT RESOURCES CORPORATION

I.   STATEMENT OF POLICY.

     The Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Westport Resources Corporation (the "CORPORATION") shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Corporation, the quality and integrity of the financial reports of the Corporation, and the legal compliance practices of the Corporation. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent auditors, and the financial management of the Corporation. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations or to ensure compliance with laws and regulations.

II.  COMPOSITION.

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board and the Committee. The independence of each member of the Committee shall further be evaluated in light of the rules and regulations of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairperson (the "CHAIR") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its policy to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements and earnings releases prior to their public release consistent with
Section IV.A.

IV.  RESPONSIBILITIES.

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Committee will:

     A.   Financial Reporting Processes

          1. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

          2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices, including internal controls, as suggested by the independent accountants or management.

     B.   Documents/Reports Review

          1. Review and update this Charter periodically, or at least annually, as conditions dictate.

          2. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

          3. Prior to release, review with financial management and the independent accountants the Corporation's annual and periodic financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. With respect to financial statements included in Form 10-Q and earnings releases, the Chair may represent the entire Committee for purposes of this review.

          4. Annually prepare a report to stockholders as required by the SEC, which report shall be included in the Corporation's annual proxy statement.

     C.   Independent Accountants

          1. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation and relevant third parties to determine the independent accountants' independence. In making this determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting and other professional services rendered by the independent accountants and their affiliates. The Committee will also require the independent accountants to submit on an annual basis a formal written statement delineating all relationships among the Corporation, the independent accountants and their respective affiliates. The independent accountants are ultimately accountable to the Board and the Committee.

          2. Review the independent accountants' audit plan, including its scope, staffing locations, reliance upon management, and general audit approach.

          3. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          4. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of each audit.

     D.   Process Improvement

          1. Establish regular communication to the Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

          5.   Periodically perform self-assessment of Committee performance.

     E.   Compliance Matters

          1. Oversee management's establishment and maintenance of policies, procedures and systems to assure compliance by the Corporation with applicable law and to detect and report potential violations.

          2. Review legal and regulatory matters that may have a material effect on the Corporation's financial statements.

PROXY                    WESTPORT RESOURCES CORPORATION                    PROXY
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE WESTPORT RESOURCES CORPORATION
                               BOARD OF DIRECTORS

The undersigned hereby appoints Donald D. Wolf and Barth E. Whitham, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Westport Resources Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Westport Resources Corporation to be held in Denver, Colorado, on Monday, May 20, 2002, at 9:00 a.m., local time, or at any adjournment(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         PLEASE MARK THIS PROXY AS INDICATED TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO SUCH DIRECTION IS INDICATED, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

PLEASE MARK VOTE IN BRACKETS IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

ITEM 1
ELECTION OF DIRECTORS

  01  Laurence D. Belfer
  02  James M. Funk
  03  William F. Wallace
  04  Peter R. Hearl
  05  Robert A. Haas



[ ] FOR All Nominees listed
(except as marked to the contrary below)

[ ] WITHHOLD Authority to vote for all nominees listed

To withhold authority to vote for any individual nominee, write that nominee's name in the following space.


--------------------------------------------------------------------------------

ITEM 2
TO RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 3
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1 AND 2.

[ ] FOR [ ] AGAINST [ ] ABSTAIN



                                             Dated:                      , 2002
                                                   ----------------------


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature if held jointly

                                             Please sign as name appears hereon.
                                             Joint owners should each sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.


TO VOTE USING THE TELEPHONE: CALL TOLL FREE 1-800-816-8908 FROM A TOUCH TONE TELEPHONE. THERE IS NO CHARGE FOR THIS CALL. ENTER YOUR 14 DIGIT CONTROL NUMBER AND 5 DIGIT PIN NUMBER LOCATED AT THE BOTTOM OF THIS PROXY AND THEN LISTEN FOR VOTING INSTRUCTIONS.

INTERNET VOTING INSTRUCTIONS: GO TO THE FOLLOWING WEB SITE
WWW.COMPUTERSHARE.COM/US/PROXY - ENTER YOUR 14 DIGIT CONTROL NUMBER AND 5 DIGIT PIN NUMBER LOCATED AT THE BOTTOM OF THIS PROXY AND THEN FOLLOW THE VOTING INSTRUCTIONS ON THE SCREEN. IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.

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  CONTROL NUMBER                          PIN NUMBER

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